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                                                                    EXHIBIT 10.5

                                    AGREEMENT

AGREEMENT, made this 17th day of May, 2005 by and between Big Apple Energy, LLC, ("BIG APPLE") having its principal place of business at 36 Cedar Street, Syosset N.Y. 11791 and U.S. Gas & Electric, Inc. ("USGE") having its principal place of business at 290 NW 165th Street, North Miami Beach, FL 33169.

     In consideration of BIG APPLE's efforts to secure a supply agreement with a wholesale natural gas marketer, as an alternative to the existing financing agreement that USGE currently has in place (hereinafter the "TRANSACTION"), USGE agrees to the following:

     1.) During the term of the TRANSACTION, BIG APPLE will be USGE's sole provider of scheduling and nominating services as related to the transporting of natural gas purchased under the TRANSACTION.

     2.) USGE agrees to pay BIG APPLE $0.15 per Decatherm of natural gas purchased under the TRANSACTION for providing scheduling and nominating services.

     In WITNESS WHEREOF, the parties have caused this Agreement to be executed and to be effective as of the date below.

Big Apple Energy, LLC                   U. S. Gas & Electric, Inc.


By: /s/ Victor Ferreira                 By: /s/ Doug Marcille
    ---------------------------------       ------------------------------------
Name: Victor Ferreira                   Name: Doug Marcille
Title: Managing Member                  Title: Chairman & CEO

Date:                                   Date:
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